Exhibit 99.1

Contacts:
Alnylam Pharmaceuticals, Inc.
Cynthia Clayton Vice President, Investor Relations and Corporate Communications 617-551-8207 Amanda Sellers (Media) Spectrum 202-955-6222 x2597

Alnylam to Restructure Organization, Aligning Resources with Focus on Highest Value

Pipeline Opportunities in “Alnylam 5x15™” Product Strategy

Cambridge, Mass., January 19, 2012 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), a leading RNAi therapeutics company, announced today that it intends to implement a strategic corporate restructuring, including an approximate 33% reduction in its workforce, as it aligns its resources to focus on what it believes to be the company’s highest value opportunities with accelerated clinical development plans. These include a previously announced company focus on its “Alnylam 5x15” RNAi therapeutic product strategy with ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR) and ALN-APC for the treatment of hemophilia as lead programs and advancement of other pipeline programs with existing alliances and new partnerships.

“We have made remarkable progress in advancing RNAi therapeutics as a new class of innovative medicines, including recent results demonstrating human proof of concept in our ALN-TTR program and clinical efficacy for RNAi therapeutics in our ALN-PCS program. As we effect our ongoing transformation from a platform company to a product company, now is the time to focus our near-term efforts and resources on what we believe to be our highest value opportunities; specifically, accelerated clinical development plans for our programs in transthyretin-mediated amyloidosis and hemophilia, while advancing other pipeline programs through existing alliances and new partnerships that we aim to form in the future. As a result of this increased focus, we are making a business decision to implement an organizational restructuring that will include an approximate 33% reduction in our workforce,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “At a personal level, this was a very difficult decision to make, but we are convinced that it is an important step in continuing to build our company for the long term. As we implement this change, we are grateful to all our employees for their dedication, passion, and commitment in advancing RNAi therapeutics to patients.”

Alnylam expects the reduction in personnel costs, along with other external costs, to result in a savings of approximately $20 million in 2012 cash operating expenses. Alnylam estimates that it will incur one-time restructuring costs of approximately $4 million including employee severance, benefits, and related costs, which it expects to incur in the first quarter of 2012. The company recently increased its year-end 2011 cash guidance to approximately $260 million, and will provide financial guidance for 2012 in connection with its 2011 financial results announcement in February.

About RNA Interference (RNAi)

RNAi (RNA interference) is a revolution in biology, representing a breakthrough in understanding how genes are turned on and off in cells, and a completely new approach to drug discovery and development. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and represents one of the most promising and rapidly advancing frontiers in biology and drug discovery today which was awarded the 2006 Nobel Prize for Physiology or Medicine. RNAi is a natural process of gene silencing that occurs in organisms ranging from plants to mammals. By harnessing the natural biological process of RNAi occurring in our cells, the creation of a major new class of medicines, known as RNAi therapeutics, is on the horizon. Small interfering RNAs (siRNAs), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, target the cause of diseases by potently silencing specific mRNAs, thereby preventing disease-causing proteins from being made. RNAi therapeutics have the potential to treat disease and help patients in a fundamentally new way.

About “Alnylam 5x15™”

The “Alnylam 5x15” strategy, launched in January 2011, establishes a path for development and commercialization of novel RNAi therapeutics to address genetically defined diseases with high unmet medical need. Products arising from this initiative share several key characteristics including: a genetically defined target and disease; the potential to have a major impact in a high unmet need population; the ability to leverage the existing Alnylam RNAi delivery platform; the opportunity to monitor an early biomarker in Phase I clinical trials for human proof of concept; and the existence of clinically relevant endpoints for the filing of a new drug application (NDA) with a focused patient database and possible accelerated paths for commercialization. By the end of 2015, the company expects to have five such RNAi therapeutic programs in clinical development, including programs in advanced stages, on its own or with a partner. The “Alnylam 5x15” programs include ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-APC for the treatment of hemophilia, ALN-PCS for the treatment of severe hypercholesterolemia, ALN-HPN for the treatment of refractory anemia, and ALN-TMP for the treatment of hemoglobinopathies. Alnylam intends to focus on developing and commercializing certain programs from this product strategy itself in the United States and potentially certain other countries; the company will seek development and commercial partners for other core programs both in the United States and in other global territories.

About Alnylam Pharmaceuticals

Alnylam is a biopharmaceutical company developing novel therapeutics based on RNA interference, or RNAi. The company is leading the translation of RNAi as a new class of innovative medicines with a core focus on RNAi therapeutics for the treatment of genetically defined diseases, including ALN-TTR for the treatment of transthyretin-mediated amyloidosis (ATTR), ALN-PCS for the treatment of severe hypercholesterolemia, ALN-HPN for the treatment of refractory anemia, ALN-APC for the treatment of hemophilia, and ALN-TMP for the treatment of hemoglobinopathies. As part of its “Alnylam 5x15TM” strategy, the company expects to have five RNAi therapeutic products for genetically defined diseases in clinical development, including programs in advanced stages, on its own or with a partner by the end of 2015. Alnylam has additional partner-based programs in clinical or development stages, including ALN-RSV01 for the treatment of respiratory syncytial virus (RSV) infection, ALN-VSP for the treatment of liver cancers, and ALN-HTT for the treatment of Huntington’s disease. The company’s leadership position on RNAi therapeutics and intellectual property have enabled it to form major alliances with leading companies including Merck, Medtronic, Novartis, Biogen Idec, Roche, Takeda, Kyowa Hakko Kirin, and Cubist. In addition, Alnylam and Isis co-founded Regulus Therapeutics Inc., a company focused on discovery, development, and commercialization of microRNA therapeutics; Regulus has formed partnerships with GlaxoSmithKline and Sanofi. Alnylam has also formed Alnylam Biotherapeutics, a division of the company focused on the development of RNAi technologies for applications in biologics manufacturing, including recombinant proteins and monoclonal antibodies. Alnylam’s VaxiRNA™ platform applies RNAi technology to improve the manufacturing processes for vaccines; GlaxoSmithKline is a collaborator in this effort. Alnylam scientists and collaborators have published their research on RNAi therapeutics in over 100 peer-reviewed papers, including many in the world’s top scientific journals such as Nature, Nature Medicine, Nature Biotechnology, and Cell. Founded in 2002, Alnylam maintains headquarters in Cambridge, Massachusetts. For more information, please visit www.alnylam.com.

Alnylam Forward-Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including, without limitation, Alnylam’s planned strategic corporate restructuring, including the timing and effect of the restructuring on Alnylam’s future operating expenses and cash position, and the timing and amount of one-time charges related to the personnel reductions expected to be incurred, its plans for the continued research and development of RNAi therapeutics, its expected cash position as of December 31, 2011, its expectations regarding issuing financial guidance for 2012 and statements regarding Alnylam’s expectations with respect to its “Alnylam 5x15” product strategy, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, risks and uncertainties related to Alnylam’s ability to successfully implement its strategic corporate restructuring and workforce reduction plan and achieve the estimated cost savings; the impact of the workforce reduction on Alnylam’s business, the ability of Alnylam to attract and retain qualified personnel, Alnylam’s ability to manage operating expenses, Alnylam’s ability to discover and develop novel drug candidates and delivery approaches, successfully demonstrate the efficacy and safety of its drug candidates, the pre-clinical and clinical results for its product candidates, which may not support further development of product candidates, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting intellectual property, Alnylam’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, obtaining regulatory approval for products, competition from others using technology similar to Alnylam’s and others developing products for similar uses, Alnylam’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Alnylam’s dependence on third parties for development, manufacture, marketing, sales and distribution of products, the outcome of litigation, unexpected expenditures and Alnylam’s short operating history, as well as those risks more fully discussed in the “Risk Factors” section of its most recent quarterly report on Form 10-Q on file with the Securities and Exchange Commission. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam does not assume any obligation to update any forward-looking statements.